UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EXCO RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXCO Resources, Inc.

Notice of Special Meeting

of Shareholders

and Proxy Statement

Please Complete, Sign, Date

And Return Your Proxy Promptly

                , 2015

             a.m. local time

12377 Merit Drive

First Floor Conference Center

Dallas, Texas 75251

EXCO Resources, Inc. 12377 Merit Drive • Suite 1700 Dallas, Texas 75251 (214) 368-2084 • Fax (214) 368-2087

            , 2015

Dear EXCO Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of EXCO Resources, Inc. The meeting will be held at              a.m. local time on     ,             , 2015, at the Company’s corporate office located at 12377 Merit Drive, First Floor Conference Center, Dallas, Texas 75251. Your Board of Directors and management look forward to greeting those of you able to attend in person.

•	You will find enclosed a Notice of Special Meeting of Shareholders that identifies the proposals to be presented for your action.

Your vote is important. The Board of Directors appreciates and encourages shareholder participation in the company’s affairs. Whether or not you can attend the meeting, please read the proxy statement carefully, then vote your shares by Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card promptly in the envelope provided, so that your shares will be represented at the meeting.

Please note that brokers may not vote your shares on certain of the proposals in the absence of your specific instructions as to how to vote. Whether you attend or not, please submit your proxy so your vote can be counted.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ C. John Wilder C. John Wilder
Executive Chairman of the Board of Directors

Important notice regarding the availability of proxy materials for the special meeting to be held on             , 2015: Our official Notice of Special Meeting of Shareholders and Proxy Statement are also available on our website at www.RRDEZProxy.com/2015/EXCO.

EXCO RESOURCES, INC.

12377 Merit Drive • Suite 1700

Dallas, Texas 75251

(214) 368-2084 • Fax (214) 368-2087

Notice of Special Meeting of Shareholders

To Be Held             , 2015

The Special Meeting of Shareholders (the “Special Meeting”) of EXCO Resources, Inc., a Texas corporation (“EXCO” or the “Company”), will be held at              a.m. local time on     ,             , 2015 at the Company’s corporate office located at 12377 Merit Drive, First Floor Conference Center, Dallas, Texas 75251 for the following purposes:

(1)	the approval of an amendment to the Company’s Amended and Restated Certificate of Formation (the “Charter”), in substantially the form attached to the proxy statement as Annex A, to, at the discretion of the Board of Directors of the Company, (i) effect a reverse share split with respect to the Company’s issued and outstanding common shares, par value $0.001 per share (the “Common Shares”), including shares held by the Company as treasury shares, at a ratio of between 1-for-2 and 1-for-10 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board of Directors of the Company (the “Reverse Share Split”), and (ii) effect a proportional reduction in the number of authorized Common Shares from 780.0 million Common Shares to between approximately 390.0 million Common Shares and 78.0 million Common Shares;

(2)	the approval of an amendment to the Charter, in substantially the form attached to the proxy statement as Annex B, to limit the waiver of the duty of directors to present corporate opportunities to the Company solely to C. John Wilder; and

(3)	the approval of any adjournments of the Company’s special meeting, if necessary or appropriate, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to adopt the foregoing proposals.

The Board of Directors has fixed the close of business on             , 2015 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any adjournment(s) or postponement(s) thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A list of shareholders entitled to vote at the Special Meeting will be available for examination at the offices of the Company not later than the 11th calendar day prior to the meeting. The list will also be available during the Special Meeting for inspection by shareholders.

Officers of the Company will be present at the Special Meeting and available to respond to questions from shareholders.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING WAYS:

•	USE THE TOLL-FREE NUMBER shown on your proxy card to vote by telephone;

•	VISIT THE WEBSITE noted on your proxy card to vote via the Internet;

•	MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope; OR

•	VOTE IN PERSON by appearing at the Special Meeting and submitting a ballot at the meeting.

SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

Please note that brokers may not vote your shares on certain of the proposals in the absence of your specific instructions as to how to vote. Whether you attend or not, please submit your proxy so your vote can be counted.

If you have any questions, or need assistance in voting your proxy, please call our proxy solicitor, D.F. King & Co., Inc., toll-free at (866) 745-0270.

By Order of the Board of Directors,

William L. Boeing
Vice President, General Counsel and Secretary

Dallas, Texas

            , 2015

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	1
PROPOSAL 1: APPROVAL OF THE AMENDMENT TO THE COMPANY’S CHARTER TO EFFECT THE REVERSE SHARE SPLIT AND PROPORTIONALLY REDUCE THE NUMBER OF AUTHORIZED COMMON SHARES	7

Background and Proposed Amendments	7

Reasons for the Reverse Share Split	7

Reasons for the Authorized Share Reduction	8

Risks Associated with the Reverse Share Split	9

Effects of the Reverse Share Split	9

Effects of the Authorized Share Reduction	10

Treatment of Fractional Shares in the Reverse Share Split	10

Determination of the Reverse Share Split Ratio	10

Board Discretion to Effect the Reverse Share Split and the Authorized Share Reduction	11

Effective Time of the Reverse Share Split and the Authorized Share Reduction	11

Exchange of Share Certificates	11

Accounting Treatment of the Reverse Share Split	11

Certain U.S. Federal Income Tax Consequences of the Reverse Share Split	12

Vote Required	12
PROPOSAL 2: APPROVAL OF THE AMENDMENT TO THE COMPANY’S CHARTER TO LIMIT THE WAIVER OF THE DUTY OF DIRECTORS TO PRESENT CORPORATE OPPORTUNITIES TO THE COMPANY SOLELY TO C. JOHN WILDER	13

Background and Reasons for the Opportunity Waiver Limitation	13

Proposed Amendments	13

Vote Required	14
PROPOSAL 3: APPROVAL ANY ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT THE SOLICITATION OF ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT PROPOSALS 1 OR 2	15

Background	15

Vote Required	15

OTHER BUSINESS	16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16

Principal Shareholders	16

Executive Officers and Directors	17

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS	21

WHERE YOU CAN FIND MORE INFORMATION	21

ANNEX A - FORM OF REVERSE SHARE SPLIT CHARTER AMENDMENT	A-1

ANNEX B - FORM OF OPPORTUNITY WAIVER LIMITATION CHARTER AMENDMENT	B-1

PRELIMINARY COPY

EXCO RESOURCES, INC.

12377 MERIT DRIVE • SUITE 1700

DALLAS, TEXAS 75251

(214) 368-2084 • FAX (214) 368-2087

PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS

To Be Held     ,             , 2015

Unless the context requires otherwise, references in this proxy statement to “EXCO,” “we,” “us,” “our” and the “Company” are to EXCO Resources, Inc. and its consolidated subsidiaries. Unless the context otherwise requires, references to the “shareholders” are to the holders of our Common Shares.

The accompanying proxy is solicited by the Board of Directors on behalf of EXCO Resources, Inc., a Texas corporation, to be voted at the Special Meeting of Shareholders of the Company (the “Special Meeting”) to be held on             , 2015, at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders (the “Notice”) and at any adjournment(s) or postponement(s) thereof. This proxy statement and accompanying proxy are first being mailed on or about             , 2015.

INTERNET AVAILABILITY AND ELECTRONIC DELIVERY OF PROXY DOCUMENTS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on             , 2015: Our official Notice of Special Meeting of Shareholders and Proxy Statement are available at www.RRDEZProxy.com/2015/EXCO.

The executive offices of the Company are located at, and the mailing address of the Company is, 12377 Merit Drive, Suite 1700, Dallas, Texas 75251.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your Common Shares. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

What is a proxy statement?

It is a document that we are required to give you in accordance with regulations of the Securities and Exchange Commission (the “SEC”) when we ask you to sign a proxy card to vote your Common Shares at the Special Meeting.

What is the purpose of the Special Meeting?

At our Special Meeting, shareholders will act upon the matters outlined in the Notice, including (1) the approval of an amendment to the Company’s Amended and Restated Certificate of Formation (the “Charter”) to, at the discretion of the Board of Directors of the Company, (a) effect a reverse share split with respect to the Company’s issued and outstanding Common Shares, par value $0.001 per share, including shares held by the Company as treasury shares, at a ratio of between 1-for-2 and 1-for-10 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board of Directors of the Company (the “Reverse Share Split”), and (b) effect a proportional reduction in the number of authorized Common Shares from 780.0 million Common Shares to between approximately 390.0 million Common Shares and 78.0 million Common Shares (the “Authorized Share Reduction”) (this proposal is referred to herein as the “Reverse Share Split Proposal”), (2) the approval of an amendment to the Charter to limit the waiver of the duty of directors to present corporate opportunities to the Company solely to C. John Wilder, Executive Chairman of Bluescape Resources Company LLC (“Bluescape”) and a member of our Board of Directors (the “Opportunity Waiver Limitation”)

(this proposal is referred to herein as the “Opportunity Waiver Limitation Proposal”), and (3) the approval of any adjournments of the Company’s special meeting, if necessary or appropriate, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to adopt the foregoing proposals (this proposal is referred to herein as the “Adjournment Proposal”).

What is “householding” and how does it affect me?

With respect to eligible shareholders who share a single address, we are sending only one proxy statement to that address unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate proxy statement in the future, he or she may contact EXCO Resources, Inc. at 12377 Merit Drive, Suite 1700, Dallas, Texas 75251, Attn: Secretary or call (214) 368-2084 and ask for investor relations. Eligible shareholders of record receiving multiple copies of our proxy statement can request householding by contacting us in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting such nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy statement to a shareholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy materials are available on the Internet, instead of mailing you a complete set of materials. In the future, the Company may choose to distribute proxy materials in this manner.

What should I do if I receive more than one set of voting materials?

Despite our efforts related to householding, you may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card and a voting instruction card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting is the close of business on             , 2015 (the “Record Date”). The Record Date is established by the Board of Directors as required by Texas law. On the Record Date,                  Common Shares were issued and outstanding.

Who is entitled to vote at the Special Meeting?

Subject to the limitations set forth below, only shareholders at the close of business on the Record Date may vote at the Special Meeting.

What are the voting rights of the shareholders?

Each holder of Common Shares is entitled to one vote per Common Share on all matters to be acted upon at the Special Meeting. Neither the Company’s Charter nor its Third Amended and Restated Bylaws, as amended, allow for cumulative voting rights.

The presence, in person, by a duly authorized representative in the case of a corporation or other legal entity, or through representation by proxy, of the holders of a majority of the combined voting power of the issued and outstanding Common Shares entitled to vote at the Special Meeting (including abstentions and broker non-votes) is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Special Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the Special Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), you are considered the shareholder of record with respect to those shares. The proxy statement and proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in “street name.” The proxy statement and proxy card have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instructions included in the mailing or by following such nominee’s instructions for voting by telephone or the Internet.

What is a broker non-vote?

Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares on behalf of beneficial owners have the authority to vote on certain proposals when they have not received instructions from the beneficial owners. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item under the rules of the NYSE and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the Reverse Share Split Proposal. Your broker does not have discretionary authority to vote your shares with respect to the Opportunity Waiver Limitation Proposal or the Adjournment Proposal in the absence of specific instructions from you.

How do I vote my shares?

If you are a record holder, you may vote your Common Shares at the Special Meeting in person or by proxy. To vote in person, you must attend the Special Meeting and obtain and submit a ballot. The ballot will be provided at the meeting. To vote by proxy, you must do one of the following:

•	USE THE TOLL-FREE NUMBER shown on your proxy card to vote by telephone;

•	VISIT THE WEBSITE shown on your proxy card to vote via the Internet; or

•	MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you. The proxy card is fairly simple to complete, with specific instructions right on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your Common Shares at the Special Meeting in accordance with your instructions. The Board of Directors has appointed William L. Boeing, W. Justin Clarke, Harold L. Hickey and Richard A. Burnett to serve as the proxies for the Special Meeting.

Your proxy card will be valid only if you mark, sign, date and return it before the Special Meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares “for” the Reverse Share Split Proposal, the Opportunity Waiver Limitation Proposal and the Adjournment Proposal. We do not anticipate that any other matters will come before the Special Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their discretion.

If your shares are held in “street name,” in addition to the proxy solicitation materials we have provided to the street name holder, the street name holder should provide its own request for voting instructions. By completing the voting instruction card, you may direct your street name holder how to vote your shares. Alternatively, if you want to vote your street name shares at the Special Meeting, you must contact your broker directly in order to obtain a proxy issued to you by your street name holder. Note that a broker letter that identifies you as a shareholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Special Meeting, you will not be able to vote your street name shares at the Special Meeting.

If you are a Company employee participating in the Company 401(k) plan, then you may be receiving this material because of the Common Shares held for your account in the plan. In that case, you may use the enclosed proxy card to instruct the plan trustees how to vote the shares. The trustees will vote the shares in accordance with your instructions and the terms of the plan. The plan trustees may vote the shares held for you even if you do not direct them how to vote. The trustees will vote any shares for which they do not receive instructions in the same proportion as they vote the shares for which they do receive instructions.

Are votes confidential? Who counts the votes?

The votes of all shareholders will be held in confidence from directors, officers and employees of the Company except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in case of a contested proxy solicitation; (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or (d) to allow the independent inspectors of election to certify the results of the vote.

An automated system administered by the Company’s transfer agent tabulates the votes. Each proposal is tabulated separately.

Can I vote my shares in person at the Special Meeting?

Yes. If you are a shareholder of record, you may vote your shares at the Special Meeting by completing a ballot at the meeting.

However, if your shares are held in “street name,” you may vote your shares in person only if you obtain a nominee-issued proxy from your broker or nominee giving you the right to vote the shares.

Even if you currently plan to attend the Special Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What are my choices when voting?

Shareholders may vote “for,” “against” or abstain from voting with respect to each of the Reverse Share Split Proposal, the Opportunity Waiver Limitation Proposal and the Adjournment Proposal.

What are the recommendations of the Board of Directors on how I should vote my shares?

The Board of Directors recommends that you vote your shares FOR the Reverse Share Split Proposal, the Opportunity Waiver Limitation Proposal and the Adjournment Proposal.

What if I do not specify how I want my shares voted?

If you return a signed proxy card and do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your shares, your shares will be voted FOR the Reverse Share Split Proposal, the Opportunity Waiver Limitation Proposal and the Adjournment Proposal.

Can I change my vote?

Yes. You may revoke your proxy at any time by any of the following means:

•	Attending the Special Meeting and voting in person. Your attendance at the Special Meeting will not by itself revoke a proxy. You must vote your shares at the meeting to revoke your proxy. If your shares are held in “street name,” you will need a nominee-issued proxy from your broker to vote your shares at the meeting.

•	Completing and submitting a new valid proxy bearing a later date by Internet, telephone or mail.

•	Giving written notice of revocation to the Company addressed to William L. Boeing, Vice President, General Counsel and Secretary, at the Company’s address above, which notice must be received before noon local time on , 2015.

What percentage of the vote is required to approve the Reverse Share Split Proposal?

Pursuant to the Texas Business Organizations Code (“TBOC”), the affirmative vote of the holders of at least two-thirds of the outstanding Common Shares entitled to vote on the subject matter at the Special Meeting is required to approve the Reverse Share Split Proposal.

What percentage of the vote is required to approve the Opportunity Waiver Limitation Proposal?

Pursuant to Article XVIII of our Charter, the affirmative vote of the holders of at least 67% of the outstanding Common Shares entitled to vote on the subject matter at the Special Meeting is required to approve the Opportunity Waiver Limitation Proposal.

What percentage of the vote is required to approve the Adjournment Proposal?

Pursuant to the TBOC, the affirmative vote of the holders of a majority of the Common Shares present, in person or by proxy, and entitled to vote on, and who voted for, against or expressly abstained with respect to the subject matter at the Special Meeting is required to approve the Adjournment Proposal.

How are abstentions and broker non-votes treated?

Abstentions are included in the determination of the number of shares present for determining a quorum at the Special Meeting. An abstention will have the same effect as a vote cast against the Reverse Share Split Proposal, the Opportunity Waiver Limitation Proposal and the Adjournment Proposal.

Broker non-votes are included in the determination of the number of shares present for determining a quorum at the Special Meeting. Broker non-votes will have the same effect as a vote cast against the Opportunity Waiver Limitation Proposal. A broker non-vote will have no effect on the Adjournment Proposal. Broker non-votes are not applicable to the Reverse Share Split Proposal.

If the Reverse Share Split Proposal is approved by the Company’s shareholders, is the Company required to effect the Reverse Share Split and the Authorized Share Reduction?

No. The Board of Directors has the sole authority to determine whether or not to effect the Reverse Share Split and the Authorized Share Reduction, even if the Reverse Share Split Proposal is approved by our shareholders. If the Reverse Share Split Proposal is approved by our shareholders, the Board of Directors will make a determination as to whether effecting the Reverse Share Split and the Authorized Share Reduction is in the best interests of the Company and our shareholders. In making its determination, the Board of Directors will consider, among other things:

•	whether effecting the Reverse Share Split is necessary to maintain the listing of the Common Shares on the NYSE;

•	the per share price of our Common Shares immediately prior to the Reverse Share Split;

•	the expected stability of the per share price of our Common Shares following the Reverse Share Split;

•	the likelihood that the Reverse Share Split will result in increased marketability and liquidity of our Common Shares;

•	prevailing market conditions;

•	general economic conditions in our industry; and

•	our market capitalization before and after the Reverse Share Split.

If the shareholders approve the Reverse Share Split Proposal and the Board of Directors decides to effect the Reverse Share Split and the Authorized Share Reduction, the Board of Directors will have the sole authority to determine the timing of filing the amendment to our Charter to effect the Reverse Share Split and the Authorized Share Reduction.

When will the Reverse Share Split and the Authorized Share Reduction become effective?

If the Reverse Share Split Proposal is approved by our shareholders, the Reverse Share Split and Authorized Share Reduction will become effective upon the filing of the amendment to our Charter with the Secretary of State of the State of Texas. However, notwithstanding approval of the Reverse Share Split Proposal by our shareholders, the Board of Directors will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Share Split and the Authorized Share Reduction.

How will fractional shares resulting from the Reverse Share Split be treated?

We do not intend to issue fractional shares in connection with the Reverse Share Split. To the extent the Reverse Share Split would result in a shareholder owning a fractional Common Share, such fractional share will be rounded up to the nearest whole Common Share.

How will the Reverse Share Split impact the voting rights of shareholders?

The Reverse Share Split will affect all of our shareholders uniformly and will not change any shareholder’s percentage ownership interest in the Company, except to the extent that the Reverse Share Split would result in the rounding up of fractional shares.

When will the Opportunity Waiver Limitation become effective?

If the Opportunity Waiver Limitation Proposal is approved by our shareholders, the Opportunity Waiver Limitation will become effective upon the filing of the amendment to our Charter with the Secretary of State of the State of Texas. It is currently anticipated that, if the Opportunity Waiver Limitation Proposal is approved by our shareholders, we will file the amendment to our Charter to effect the Opportunity Waiver Limitation promptly after obtaining such approval.

Is any proposal conditioned upon the approval of another proposal?

No, none of the proposals presented at the Special Meeting is conditioned upon the approval of any other proposal. As a result, if our shareholders do not approve the Reverse Share Split Proposal but approve the Opportunity Waiver Limitation Proposal, the Board of Directors will have the discretion to file the amendment to our Charter to effect the Opportunity Waiver Limitation with the Texas Secretary of State. Similarly, if the Opportunity Waiver Limitation Proposal is not approved by our shareholders but the Reverse Share Split Proposal is approved, the Board of Directors will have the discretion to file the amendment to our Charter to effect the Reverse Share Split and the Authorized Share Reduction with the Texas Secretary of State.

If I am a holder of Common Shares with shares represented by share certificates, should I send in my share certificates now?

NO, SHAREHOLDERS OF THE COMPANY SHOULD NOT SEND SHARE CERTIFICATE(S) WITH THEIR PROXY CARD(S). If the Reverse Share Split is completed, our transfer agent will send our shareholders written instructions for sending in their share certificates or, in the case of shares held electronically in “book-entry” form, for surrendering their book-entry shares.

Who are the proxy solicitors, what are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board of Directors is asking for your proxy, and we will pay all of the costs of asking for shareholder proxies. We have hired D.F. King & Co., Inc. (“D.F. King”) to help us send out the proxy materials and to solicit proxies. D.F. King has agreed to provide us with consulting and analytic services and solicitation services for banks, brokers, institutional investors and individual shareholders. D.F. King’s fee for these services is $5,000, plus reimbursement of reasonable out-of-pocket expenses, including telephone calls. We have agreed to indemnify D.F. King against certain liabilities and expenses, including liabilities under the federal securities laws. We can ask for proxies through the mail or personally by telephone or the Internet. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to the beneficial owners of Common Shares. We may use officers and employees of the Company to ask for proxies, as described below.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Special Meeting?

No. Texas law does not provide shareholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the Special Meeting.

Is this proxy statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies by mail, telephone, facsimile or e-mail or through personal contact. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with Common Shares registered in their names, will be requested to forward solicitation materials to the beneficial owners of Common Shares.

Are there any other matters to be acted upon at the Special Meeting?

Management does not intend to present any business for a vote at the Special Meeting other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their discretion on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Special Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement and the documents we refer to in this proxy statement. If you have any questions, or need additional materials, please feel free to call our proxy solicitor, D.F. King, toll-free at (866) 745-0270.

APPROVAL OF THE AMENDMENT TO THE COMPANY’S CHARTER TO EFFECT THE REVERSE SHARE SPLIT AND PROPORTIONALLY REDUCE THE NUMBER OF AUTHORIZED COMMON SHARES

(Proposal 1)

Background and Proposed Amendments

Our Charter currently authorizes the Company to issue a total of 790.0 million shares of capital stock, consisting of 780.0 million Common Shares, par value $0.001 per share, and 10.0 million shares of preferred stock, par value $0.001 per share.

On September 10, 2015, subject to shareholder approval, the Board of Directors approved an amendment to our Charter to, at the discretion of the Board of Directors, (i) effect the Reverse Share Split of the Common Shares at a ratio of between 1-for-2 and 1-for-10, including shares held by the Company as treasury shares, with the exact ratio within such Range to be determined by the Board of Directors of the Company at its discretion, and (ii) effect a proportional reduction in the number of authorized Common Shares from 780.0 million Common Shares to between approximately 390.0 million Common Shares and 78.0 million Common Shares. The purpose of the Reverse Share Split is to increase the per share market price of our Common Shares in order to maintain its listing on the NYSE. The Reverse Share Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Other than the proposed decrease in the number of authorized Common Shares, these amendments are not intended to modify the rights of existing shareholders in any material respect.

If the Reverse Share Split Proposal is approved by our shareholders and the Reverse Share Split is effected, between every 2 to 10 outstanding Common Shares would be combined and reclassified into one Common Share. Additionally, if the Reverse Share Split Proposal is approved by our shareholders and the Authorized Share Reduction is effected, the number of authorized Common Shares would be proportionally reduced by the Reverse Share Split ratio, resulting in a decrease from 780.0 million authorized Common Shares to between approximately 390.0 million Common Shares and 78.0 million Common Shares.

The actual timing for implementation of the Reverse Share Split and the Authorized Share Reduction would be determined by the Board of Directors based upon its evaluation as to when such action would be most advantageous to the Company and its shareholders. Notwithstanding approval of the Reverse Share Split Proposal by our shareholders, the Board of Directors will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Share Split and the Authorized Share Reduction. If the Reverse Share Split Proposal is approved by our shareholders, the Board of Directors will make a determination as to whether effecting the Reverse Share Split and the Authorized Share Reduction is in the best interests of the Company and our shareholders in light of, among other things, the Company’s ability to maintain the listing of the Common Shares on the NYSE without effecting the Reverse Share Split, the per share price of the Common Shares immediately prior to the Reverse Share Split and the expected stability of the per share price of the Common Shares following the Reverse Share Split. If the Board of Directors determines that it is in the best interests of the Company and its shareholders to effect the Reverse Share Split and the Authorized Share Reduction, it will hold a meeting to determine the ratio of the Reverse Share Split. For additional information concerning the factors the Board of Directors will consider in deciding whether to effect the Reverse Share Split and the Authorized Share Reduction, see “—Determination of the Reverse Share Split Ratio” and “—Board Discretion to Effect the Reverse Share Split and the Authorized Share Reduction.”

The text of the proposed amendments to the Company’s Charter to effect the Reverse Share Split and the Authorized Share Reduction is included as Annex A to this proxy statement (the “Reverse Share Split Charter Amendment”). If the Reverse Share Split Proposal is approved by the Company’s shareholders, the Company will have the authority to file the Reverse Share Split Charter Amendment with the Secretary of State of the State of Texas, which will become effective upon its filing; provided, however, that the Reverse Share Split Charter Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Texas and as the Board of Directors deems necessary and advisable. The Board of Directors has determined that these amendments are advisable and in the best interests of the Company and its shareholders and has submitted the amendments for consideration by our shareholders at the Special Meeting.

Reasons for the Reverse Share Split

Our Common Shares are currently listed on the NYSE under the symbol “XCO.” The NYSE imposes certain minimum requirements on us for the continued listing of our Common Shares. Under NYSE rules, a listed company is below compliance standards if the average closing price of one of its listed securities falls below $1.00 per share over a consecutive 30 trading day period.

On July 30, 2015, we received a notice from the NYSE that the average closing price of our Common Shares over the prior 30 consecutive trading days was below $1.00 per share, and, as a result, the price per share of the Common Shares was below the minimum average closing price required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual. The notice stated that we had six months to regain compliance with the NYSE continued listing standards, or until January 30, 2016, or the NYSE would initiate procedures to suspend and delist the Common Shares. In order to regain compliance with the NYSE continued listing standards, on the last trading day in any calendar month, the Common Shares must have (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30 consecutive trading day period ending on the last trading day of such month. If the Company effects the Reverse Share Split, the Common Shares will be deemed to be in compliance if, promptly after the Reverse Share Split, the price per Common Share exceeds $1.00 per share and remains above that level for at least the following 30 trading days.

If the Company does not regain compliance by January 30, 2016, the NYSE will provide notice to the Company that its Common Shares are subject to delisting. If our Common Shares are delisted and we cannot obtain listing on another major market or exchange, the liquidity of our Common Shares would suffer, and we would likely experience reduced investor interest. Such factors may result in a decrease in the trading price of our Common Shares.

Pursuant to our Services and Investment Agreement, as amended (the “Services and Investment Agreement”), by and between the Company and Energy Strategic Advisory Services LLC (“ESAS”), a wholly owned subsidiary of Bluescape, ESAS provides certain advisory services to the Company in exchange for, among other things, the Company paying a monthly fee to ESAS and issuing ESAS Common Shares and warrants to purchase Common Shares. Additionally, under the terms of the Services and Investment Agreement, ESAS has agreed to make a substantial equity investment in the Company by making a certain amount of open market purchases of our Common Shares in the year immediately following the closing of the transactions contemplated by the Services and Investment Agreement. However, the obligation of ESAS to make this additional investment is contingent on the Common Shares remaining listed on the NYSE. Accordingly, if the Common Shares are delisted, ESAS’ obligation to make this additional investment in the Company will immediately be terminated.

We also believe that delisting from the NYSE could adversely affect the liquidity, marketability and price of our Common Shares, as well as affect our ability to raise capital or pursue strategic restructuring, refinancing or other transactions on acceptable terms, or at all. Delisting from the NYSE could also have other negative results, including the potential loss of confidence by institutional investors. We believe that the NYSE provides a broader market for our Common Shares than would the alternatives, such as the OTC Bulletin Board or the “pink sheets.” We believe that the Reverse Share Split will increase the trading price of our Common Shares to a level high enough to satisfy the NYSE average minimum closing price requirement for continued listing, and that the Reverse Share Split would be the most effective means available to avoid the delisting of our Common Shares. During the period from January 1, 2015 through September 9, 2015, the closing price per share of our Common Shares ranged from a high of $2.54 to a low of $0.48, and the closing price per Common Share on the Record Date was $                .

In addition, we believe that the Reverse Share Split and the resulting increase in the per share price of our Common Shares could encourage increased investor interest in our Common Shares and promote greater liquidity for our shareholders. A greater price per share of our Common Shares could allow a broader range of institutions to invest in our Common Shares (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our Common Shares. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Share Split will provide the Board of Directors flexibility to make our Common Shares a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our Common Shares and may facilitate future sales of our Common Shares. The Reverse Share Split could also increase interest in our Common Shares for analysts and brokers who may otherwise have policies that discourage or prohibit them in following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Shares can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Although any increase in the market price of our Common Shares resulting from the Reverse Share Split may be proportionately less than the decrease in the number of outstanding shares, we anticipate that the Reverse Share Split will result in an increase in the average closing price of our Common Shares that will be large enough and continue for a sufficient period to avoid delisting from the NYSE.

Reasons for the Authorized Share Reduction

Our Charter currently authorizes the Company to issue a total of 790.0 million shares of capital stock, consisting of 780.0 million Common Shares, par value $0.001 per share, and 10.0 million shares of preferred stock, par value $0.001 per share. In connection with the Reverse Share Split, the Board of Directors believes that it is in the best interests of the Company to decrease the authorized number of Common Shares in proportion to the Reverse Share Split ratio, which would reduce the total number of authorized Common Shares to between approximately 390.0 million Common Shares and 78.0 million Common Shares.

Risks Associated with the Reverse Share Split

The Reverse Share Split May Not Increase the Price of our Common Shares over the Long-Term. As noted above, the principal purpose of the Reverse Share Split is to increase the per share market price of our Common Shares above the $1.00 per share minimum average closing price requirement under the NYSE rules. However, the effect of the Reverse Share Split upon the market price of our Common Shares cannot be predicted with any certainty and we cannot assure you that the Reverse Share Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding Common Shares will proportionally increase the market price of our Common Shares, we cannot assure you that the Reverse Share Split will increase the market price of our Common Shares by a multiple of the Reverse Share Split ratio, or result in any permanent or sustained increase in the market price of our Common Shares. The market price of our Common Shares may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

The Reverse Share Split May Decrease the Liquidity of our Common Shares. The Board of Directors believes that the Reverse Share Split may result in an increase in the market price of our Common Shares which could lead to increased interest in our Common Shares and possibly promote greater liquidity for our shareholders. However, the Reverse Share Split will also reduce the total number of outstanding Common Shares, which may lead to reduced trading and a smaller number of market makers for our Common Shares, particularly if the price per share of our Common Shares does not increase as a result of the Reverse Share Split.

The Reverse Share Split May Result in Some Shareholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Share Split is implemented, it will increase the number of shareholders who own “odd lots” of less than 100 Common Shares. A purchase or sale of less than 100 Common Shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those shareholders who own less than 100 Common Shares following the Reverse Share Split may be required to pay higher transaction costs if they sell their Common Shares.

The Reverse Share Split May Lead to a Decrease in our Overall Market Capitalization. The Reverse Share Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Shares does not increase in proportion to the Reverse Share Split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total Common Shares outstanding following the Reverse Share Split.

Effects of the Reverse Share Split

Effects of the Reverse Share Split on Issued and Outstanding Shares. If the Reverse Share Split is effected, it will reduce the total number of issued and outstanding Common Shares, including shares held by the Company as treasury shares, by a Reverse Share Split ratio of between 1-for-2 and 1-for-10. Accordingly, each of our Shareholders will own fewer Common Shares as a result of the Reverse Share Split. However, the Reverse Share Split will affect all shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except to the extent that the Reverse Share Split would result in any shareholder receiving an additional Common Share as a result of rounding up a fractional Common Share. Therefore, voting rights and other rights and preferences of the holders of Common Shares will not be affected by the Reverse Share Split (other than as a result of the treatment of fractional shares). Common Shares issued pursuant to the Reverse Share Split will remain fully paid and nonassessable, and the par value per Common Share will remain $0.001.

As of the Record Date, the Company had approximately                  million Common Shares outstanding. For purposes of illustration, if the Reverse Share Split is effected at a ratio of 1-for-5, the number of issued and outstanding Common Shares after the Reverse Share Split would be approximately                  million.

Effects of the Reverse Share Split on Outstanding Equity Awards. If the Reverse Share Split is effected, the terms of equity awards under the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan (the “Incentive Plan”), including the per share exercise price of options and the number of shares issuable under outstanding awards, will be proportionally adjusted to maintain the approximate economic value of such awards. In addition, the total number of Common Shares that may be the subject of future grants under the Incentive Plan will be adjusted and proportionately decreased as a result of the Reverse Share Split.

As of the Record Date, the Company had 45.5 million Common Shares authorized for issuance under the Incentive Plan. For purposes of illustration, if the Reverse Share Split is effected at a ratio of 1-for-5, the number of Common Shares authorized for issuance under the Incentive Plan after the Reverse Share Split would be approximately 9.1 million. Additionally, a pre-Reverse Share Split stock option representing the right to purchase 10,000 Common Shares at an exercise price of $5.00 per share would be converted into post-Reverse Share Split stock option representing the right to purchase 2,000 Common Shares at an exercise price of $25.00 per share.

Effects of the Reverse Share Split on Voting Rights. Proportionate voting rights and other rights of the holders of Common Shares would not be affected by the Reverse Share Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Shares immediately prior to the effective time of the Reverse Share Split would continue to hold 1% of the voting power of the outstanding Common Shares after the Reverse Share Split.

Effects of the Reverse Share Split on Regulatory Matters. The Common Shares are currently registered under Section 12(b) of the Exchange Act and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Share Split will not affect the registration of the Common Shares under the Exchange Act or the Company’s obligation to publicly file financial and other information with the SEC. If the Reverse Share Split is implemented, the Common Shares will continue to trade on the NYSE under the symbol “XCO,” subject to the Common Shares meeting the $1.00 minimum average closing price requirement of the NYSE and the Company maintaining compliance with the other listing requirements for its Common Shares on the NYSE.

Effects of the Authorized Share Reduction

If the Authorized Share Reduction is effected, it will reduce the total number of Common Shares that we are authorized to issue from 780.0 million to between approximately 390.0 million Common Shares and 78.0 million Common Shares. The decrease in the number of authorized Common Shares would result in fewer shares of authorized but unissued Common Shares being available for future issuance for various purposes, including raising capital or making acquisitions. However, we believe that if the Authorized Share Reduction is effected, the amount of authorized but unissued Common Shares will be sufficient for our future needs.

Treatment of Fractional Shares in the Reverse Share Split

The Company does not intend to issue fractional shares in the event that a shareholder owns a number of Common Shares that is not evenly divisible by the Reverse Share Split ratio. If the Reverse Share Split is effected, each fractional Common Share will be rounded up to the nearest whole Common Share. Accordingly, a shareholder who would be issued a fractional Common Share will instead be entitled to receive an additional Common Share.

Determination of the Reverse Share Split Ratio

The Board of Directors believes that shareholder approval of a range of potential Reverse Share Split ratios is in the best interests of our Company and shareholders because it is not possible to predict market conditions at the time the Reverse Share Split would be implemented. We believe that a range of Reverse Share Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Share Split. The Reverse Share Split ratio to be selected by our Board of Directors will be not less than 1-for-2 and not more than 1-for-10.

The selection of the specific Reverse Share Split ratio will be based on several factors, including, among other things:

•	the per share price of our Common Shares immediately prior to the Reverse Share Split;

•	the expected stability of the per share price of our Common Shares following the Reverse Share Split;

•	our ability to maintain the listing of our Common Shares on the NYSE;

•	the likelihood that the Reverse Share Split will result in increased marketability and liquidity of our Common Shares;

•	prevailing market conditions;

•	general economic conditions in our industry; and

•	our market capitalization before and after the Reverse Share Split.

We believe that granting our Board of Directors the authority to set the ratio for the Reverse Share Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board of Directors chooses to implement the Reverse Share Split, the Company will make a public announcement regarding the determination of the Reverse Share Split ratio.

Board Discretion to Effect the Reverse Share Split and the Authorized Share Reduction

If the Reverse Share Split Proposal is approved by our shareholders, the Reverse Share Split and the Authorized Share Reduction will only be effected upon a determination by the Board of Directors, in its sole discretion, that filing the Charter amendment to effect the Reverse Share Split and the Authorized Share Reduction is in the best interests of the Company and its shareholders. This determination by the Board of Directors will be based upon a variety of factors, including those discussed under “—Determination of the Reverse Share Split Ratio” above. We expect that the primary focus of the Board of Directors in determining whether or not to file the Reverse Share Split Amendment will be whether we can maintain the listing of our Common Shares on the NYSE without effecting the Reverse Share Split.

Effective Time of the Reverse Share Split and the Authorized Share Reduction

If the Reverse Share Split Proposal is approved by our shareholders, the Reverse Share Split and the Authorized Share Reduction would become effective, if at all, when the Reverse Share Split Amendment is accepted and recorded by the office of the Secretary of State of the State of Texas. However, notwithstanding approval of the Reverse Share Split Proposal by our shareholders, the Board of Directors will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Share Split and the Authorized Share Reduction.

Exchange of Share Certificates

If the Reverse Share Split is effected, each certificate representing pre-Reverse Share Split Common Shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Share Split Common Shares at the effective time of the Reverse Share Split. As soon as practicable after the effective time of the Reverse Share Split, the Transfer Agent will mail a letter of transmittal to the Company’s shareholders containing instructions on how a shareholder should surrender its, his or her certificate(s) representing pre-Reverse Share Split Common Shares to the Transfer Agent in exchange for certificate(s) representing post-Reverse Share Split Common Shares. No certificate(s) representing post-Reverse Share Split Common Shares will be issued to a shareholder, and no rounding up of a fractional Common Share will occur, until such shareholder has surrendered all certificate(s) representing pre-Reverse Share Split Common Shares, together with a properly completed and executed letter of transmittal, to the Transfer Agent. No shareholder will be required to pay a transfer or other fee to exchange its, his or her certificate(s) representing pre-Reverse Share Split Common Shares for certificate(s) representing post-Reverse Share Split Common Shares registered in the same name.

Shareholders who hold uncertificated Common Shares electronically in “book-entry” form will have their holdings electronically adjusted by the Transfer Agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Share Split. If any certificate(s) or book-entry statement(s) representing pre-Reverse Share Split Common Shares to be exchanged contain a restrictive legend or notation, as applicable, the certificate(s) or book-entry statement(s) representing post-Reverse Share Split Common shares will contain the same restrictive legend or notation.

Any shareholder whose share certificate(s) representing pre-Reverse Share Split Common Shares has been lost, stolen or destroyed will only be issued post-Reverse Share Split Common Shares after complying with the requirements that the Company and the Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.

SHAREHOLDERS SHOULD NOT DESTROY SHARE CERTIFICATES REPRESENTING PRE-REVERSE SHARE SPLIT COMMON SHARES AND SHOULD NOT SUBMIT ANY SHARE CERTIFICATES REPRESENTING PRE-REVERSE SHARE SPLIT COMMON SHARES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Treatment of the Reverse Share Split

If the Reverse Share Split is effected, the par value per share of our Common Shares will remain unchanged at $0.001. Accordingly, on the effective date of the Reverse Share Split, the stated capital on the Company’s consolidated balance sheet attributable to our Common Shares will be reduced in proportion to the size of the Reverse Share Split ratio and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our shareholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer Common Shares outstanding. The Common Shares held in treasury will be reduced in proportion to the Reverse Share Split Ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Share Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Share Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Share Split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to shareholders in light of their particular circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

All shareholders are urged to consult with their own tax advisors with respect to the tax consequences of the Reverse Share Split. This discussion does not address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, partnerships, nonresident alien individuals, broker-dealers and tax-exempt entities, persons holding shares as part of a straddle, hedge, conversion transaction or other integrated investment, U. S. holders (as defined below) subject to the alternative minimum tax or the unearned income Medicare tax and U. S. holders whose functional currency is not the U.S. dollar. This summary also assumes that the pre-Reverse Share Split Common Shares were, and the post-Reverse Share Split Common Shares will be, held as a “capital asset,” as defined in Section 1221 of the Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

In general, no gain or loss should be recognized by a shareholder upon the exchange of pre-Reverse Share Split Common Shares for post-Reverse Share Split Common Shares. The aggregate tax basis of the post-Reverse Share Split Common Shares should be the same as the aggregate tax basis of the pre-Reverse Share Split Common Shares exchanged in the Reverse Share Split. A shareholder’s holding period in the post-Reverse Share Split Common Shares should include the period during which the shareholder held the pre-Reverse Share Split Common Shares exchanged in the Reverse Share Split.

As noted above, we will not issue fractional Common Shares in connection with the Reverse Share Split. Instead, shareholders who would be entitled to receive fractional Common Shares because they hold a number of shares not evenly divisible by the Reverse Share Split ratio will automatically be entitled to receive an additional fraction of a Common Share to round up to the next whole post-Reverse Share Split Common Share. The U.S. federal income tax consequences of the receipt of such an additional fraction of a Common Share are not clear.

The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder’s own tax advisor with respect to the tax consequences of the Reverse Share Split.

Vote Required

Pursuant to the TBOC, approval of the Reverse Share Split Proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding Common Shares entitled to vote on the subject matter at the Special Meeting.

APPROVAL OF THE AMENDMENT TO THE COMPANY’S CHARTER TO LIMIT THE WAIVER OF THE DUTY OF DIRECTORS TO PRESENT CORPORATE OPPORTUNITIES TO THE COMPANY SOLELY TO C. JOHN WILDER

(Proposal 2)

Background and Reasons for the Opportunity Waiver Limitation

Under Texas law, directors and officers of a corporation owe certain fiduciary duties to the corporation and its shareholders, including the duty of loyalty. A recognized common law principle of the duty of loyalty under Texas law is the corporate opportunity doctrine whereby a director or officer, in order to fulfill his or her fiduciary duties, may not appropriate to himself or herself a business opportunity properly belonging to the corporation. An opportunity properly belongs to the corporation where the corporation has a legitimate interest or expectancy in, and the financial resources to take advantage of, a particular opportunity. Where the opportunity properly belongs to the corporation, the fiduciary will be required to disclose and offer the opportunity to the corporation.

Section 2.101(21) of the TBOC, however, allows a corporation to renounce in advance, in its certificate of formation or by action of its board of directors, any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its directors or officers.

On March 31, 2015, the Company entered into the Services and Investment Agreement with ESAS, a wholly owned subsidiary of Bluescape. On August 28, 2015, in fulfillment of a condition to closing the transactions contemplated by the Services and Investment Agreement and pursuant to Section 2.101(21) of the TBOC, the Company amended and restated the Charter to, among other things, adopt a provision waiving the duty of the Board of Directors to present and offer business opportunities that involve any aspect of the energy business or industry that are presented or become known to such directors and certain of their affiliates to the Company before taking advantage of such opportunities.

On August 17, 2015, following discussions with an institutional shareholder regarding the waiver of the duty of the Board of Directors to present corporate opportunities to the Company, the Company agreed that at its next special or annual meeting of shareholders the Company would submit and recommend to its shareholders an amendment to the Charter that would limit the application of the corporate opportunity waiver solely to Mr. Wilder instead of the entire Board of Directors. Accordingly, the Opportunity Waiver Limitation is being presented to our shareholders in satisfaction of the Company’s agreement with such institutional shareholder.

Proposed Amendments

If the Opportunity Waiver Limitation Proposal is approved by our shareholders and the Opportunity Waiver Limitation is effected, Article XVIII of our Charter would be revised such that waiver of the duty of the Board of Directors to present business opportunities to the Company before taking advantage of such opportunities would be limited to Mr. Wilder. As a result, each member of the Board of Directors of the Company, other than Mr. Wilder, would be required to offer the Company an opportunity to participate in a business opportunity involving the energy business or industry prior to taking advantage of such opportunity for himself or herself.

It is currently anticipated that, if the Opportunity Waiver Limitation Proposal is approved by our shareholders, we will file the amendment to our Charter to effect the Opportunity Waiver Limitation promptly after obtaining such approval.

The text of the proposed amendments to the Company’s Charter to effect the Opportunity Waiver Limitation is included as Annex B to this proxy statement (the “Opportunity Waiver Limitation Amendment”). If the Opportunity Waiver Limitation Proposal is approved by the Company’s shareholders, the Company will have the authority to file the Opportunity Waiver Limitation Amendment with the Secretary of State of the State of Texas, which will become effective upon its filing; provided, however, that the Opportunity Waiver Limitation Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Texas and as the Board of Directors deems necessary and advisable. The Board of Directors has determined that these amendments are advisable and in the best interests of the Company and its shareholders and has submitted the amendments for consideration by our shareholders at the Special Meeting.

Vote Required

Pursuant to Article XVIII of our Charter, approval of the Opportunity Waiver Limitation Proposal requires the affirmative vote of the holders of at least 67% of the outstanding shares of the Common Shares entitled to vote on the subject matter at the Special Meeting.

APPROVAL ANY ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT THE SOLICITATION OF ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT PROPOSALS 1 OR 2

(Proposal 3)

Background

If there are insufficient votes at the time of the Special Meeting to approve the Reverse Share Split Proposal or the Opportunity Waiver Limitation Proposal, the Special Meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Reverse Share Split Proposal or the Opportunity Waiver Limitation Proposal, as applicable. The Company does not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve the Reverse Share Split Proposal and the Opportunity Waiver Limitation Proposal.

If, at the Special Meeting, the number of Common Shares present or represented by proxy and voting in favor of Reverse Share Split Proposal or the Opportunity Waiver Limitation Proposal is insufficient to approve the corresponding proposal, the Company intends to move to adjourn or recess the Special Meeting in order to enable the Board of Directors to solicit additional proxies for approval of such proposal.

In the Adjournment Proposal, the Company is asking its shareholders to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If the shareholders approve the Adjournment Proposal, the Company could adjourn the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders of the Company who have previously voted.

Vote Required

Pursuant to the TBOC, the affirmative vote of the holders of a majority of the Common Shares present, in person or by proxy, and entitled to vote on, and who voted for, against or expressly abstained with respect to the subject matter at the Special Meeting is required to approve the Adjournment Proposal.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the Special Meeting. If, however, any other business should properly come before the Special Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their judgment, unless directed by the proxy to do otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth as of the Record Date (unless otherwise specified) the number and percentage of our Common Shares beneficially owned by (i) each person known by us to beneficially own more than 5% of our outstanding Common Shares, (ii) each of our directors and each of our “named executive officers” (including Harold H. Jameson, who was appointed as our Chief Operating Officer, effective April 17, 2015, and Mark F. Mulhern, our former Executive Vice President and Chief Financial Officer, who resigned from the Company effective September 19, 2014) and (iii) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Beneficial ownership information is based on the most recent Forms 3, 4 and 5 and Schedules 13D and 13G filings with the SEC and reports made directly to us. In computing the number of Common Shares beneficially owned by a person and the beneficial ownership percentage of that person, Common Shares subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership of our Common Shares is based upon                  Common Shares outstanding as of the Record Date. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Unless otherwise indicated in a footnote, the address for each individual listed below is c/o EXCO Resources, Inc., 12377 Merit Drive, Suite 1700, Dallas, Texas 75251.

Principal Shareholders

	Common Share Beneficial Ownership
Beneficial owner	Shares	% of Class
Holders of more than 5%

WL Ross & Co. LLC(1) 1166 Avenue of the Americas New York, New York 10036	51,104,050	18.1%
Oaktree Capital Group Holdings GP, LLC(2) 333 S. Grand Avenue, 28th Floor Los Angeles, CA 90071	45,254,932	16.0%
Fairfax Financial Holdings Limited(3) 95 Wellington Street West Suite 800 Toronto, Ontario A6 M5K 1B1	17,538,912	6.2%

(1)	Based solely on the information contained in the Schedule 13D/A filed with the SEC on January 17, 2014.
(2)	Based solely on the information contained in the Schedule 13D/A filed with the SEC on January 15, 2014 and includes options to purchase an aggregate of 81,250 Common Shares held by Mr. Ford for the benefit of Oaktree as described below in note 8 to the beneficial ownership table for “Executive Officers and Directors”.
(3)	Based solely on the information contained in the Schedule 13G/A filed with the SEC on February 13, 2015.

Executive Officers and Directors

Beneficial owner	Shares(1)		Options exercisable within 60 days	Percentage of shares outstanding
Named Executive Officers
Harold L. Hickey	1,679,518	(2)	499,175	*
Richard A. Burnett	615,314	(3)	62,500	*
William L. Boeing	1,388,324	(4)	771,775	*
Mark F. Mulhern	70,659	(5)	—	*
Harold H. Jameson	641,072	(6)	182,700	*
Directors
Jeffrey D. Benjamin	538,350	(7)	81,250	*
B. James Ford	86,250	(8)	81,250	*
Samuel A. Mitchell	72,500	(9)	2,500	*
Wilbur L. Ross, Jr.	11,250	(10)	6,250	*
Jeffrey S. Serota	86,250	(11)	81,250	*
Robert L. Stillwell	178,354	(12)	81,250	*
C. John Wilder	5,882,353	(13)	—	2.1%
All executive officers and directors as a group (12 persons)	11,250,194		1,849,900	4.6%

(1)	Includes the options exercisable within 60 days of the Record Date shown in the options column.
(2)

Includes (a) 20,815 Common Shares held in a 401(k) account, (b) 120,218 restricted shares issued on November 21, 2011 that vest over five years with 60% vesting on November 21, 2014, 20% vesting on November 21, 2015 and 20% vesting on November 21, 2016, (c) 20,800 restricted shares issued on December 13, 2012 that vest in equal proportions over three years with one-third vesting on December 13, 2013, one-third vesting on December 13, 2014 and one-third vesting on December 13, 2015, (d) 97,600 restricted shares issued on August 13, 2013 with performance-based vesting conditions based upon the first trading day immediately following the date that the fair market value of a share of our Common Shares equals or exceeds $10.00 in one grant and $15.00 in the other grant during any thirty (30) consecutive trading day period (the “Attainment Date”), with the restricted shares vesting as follows: (i) if the Attainment Date occurs on or before the first anniversary of the grant date, 50% of the shares vest on the first anniversary of the grant date and the remaining 50% vest on the second anniversary of the grant date; (ii) if the Attainment Date occurs after the first anniversary of the grant date but before the second anniversary of the grant date, 50% of the shares vest on the Attainment Date and the remaining 50% vest on the second anniversary of the grant date; (iii) if the Attainment Date occurs after the second anniversary of the grant date but before the fifth anniversary of the grant date, 100% of the shares vest on the Attainment Date, in each case, provided that the applicable executive officer is employed by or providing services to the Company or a subsidiary on such date (collectively, the “Performance-Based Vesting Conditions”), (e) 104,167 restricted shares issued on July 1, 2014 that vest in equal proportions over three years with one-third vesting on July 1, 2015, one-third vesting on July 1, 2016 and one-third vesting on July 1, 2017, (f) 600,000 restricted shares issued on July 1, 2015 that vest in equal proportions over three years with one-third vesting on July 1, 2016, one-third vesting on July 1, 2017 and one-third vesting on July 1, 2018 and (g) the vested portion of (i) an option to purchase 166,700 Common Shares granted on October 5, 2005, all of which have vested, (ii) an option to purchase 30,000 Common Shares granted on December 1, 2006, all of which have vested, (iii) an option to purchase 35,000 Common Shares granted on December 4, 2007, all of which have vested, (iv) an option to purchase 35,000 Common Shares granted on December 11, 2008, all of which have vested, (v) an option to purchase 35,000 Common Shares granted on December 1, 2009, all of which have vested, (vi) an option to purchase 43,800 Common Shares granted on December 7, 2010, all of which have vested, and (vii) an option to purchase 204,900 Common Shares granted on August 13, 2013, of which 153,675 have vested. Excludes 104,167 performance-based restricted share units (“RSUs”) issued on July 1, 2014.
(3)	Includes (a) 85,000 restricted shares issued on December 2, 2013 that vest in equal proportions over three years with one-third vesting on December 2, 2013, one-third vesting on December 2, 2014 and one-third vesting on December 2, 2015, (b) 39,063 restricted shares issued on July 1, 2014 that vest in equal proportions over three years with one-third vesting on July 1, 2015, one-third vesting on July 1, 2016 and one-third vesting on July 1, 2017, (c) 139,063 restricted shares issued on September 2, 2014 that vest in equal proportions over three years with one-third vesting on September 2, 2015, one-third vesting on September 2, 2016 and one-third vesting on September 2, 2017, (d) 285,000 restricted shares issued on July 1, 2015 that vest in equal proportions over three years with one-third vesting on July 1, 2016, one-third vesting on July 1, 2017 and one-third vesting on July 1, 2018 and (e) the vested portion of an option to purchase 125,000 Common Shares granted on December 2, 2013, of which 62,500 have vested. Excludes 39,063 performance-based RSUs issued on July 1, 2014 and 39,063 performance-based RSUs issued on September 2, 2014.
(4)	Includes (a) 132,741 restricted shares issued on November 21, 2011 that vest over five years with 60% vesting on November 21, 2014, 20% vesting on November 21, 2015 and 20% vesting on November 21, 2016, (b) 23,100 restricted shares issued on December 13, 2012 that vest in equal proportions over three years with one-third vesting on December 13, 2013, one-third vesting on December 13, 2014 and one-third vesting on December 13, 2015, (c) 48,800 restricted shares issued on August 13, 2013 that vest in accordance with the Performance-Based Vesting Conditions, (d) 104,167 restricted shares issued on July 1, 2014 that vest in equal proportions over three years with one-third vesting on July 1, 2015, one-third vesting on July 1, 2016 and one-third vesting on July 1, 2017, (e) 300,000 restricted shares issued on July 1, 2015 that vest in equal proportions over three years with one-third vesting on July 1, 2016, one-third vesting on July 1, 2017 and one-third vesting on July 1, 2018 and (f) the vested portion of (i) an option to purchase 500,000 Common Shares on April 5, 2006, all of which have vested, (ii) an option to purchase 26,200 Common Shares on December 1, 2006, all of which have vested, (iii) an option to purchase 40,000 Common Shares on December 4, 2007, all of which have vested, (iv) an option to purchase 40,000 Common Shares granted on December 11, 2008, all of which have vested, (v) an option to purchase 40,000 Common Shares granted on December 1, 2009, all of which have vested, (vi) an option to purchase 48,700 Common Shares granted on December 7, 2010, all of which have vested, and (vii) an option to purchase 102,500 Common Shares granted on August 13, 2013, of which 76,875 have vested. Excludes 104,167 performance-based RSUs issued on July 1, 2014.
(5)	In connection with Mr. Mulhern’s resignation in September 2014, he forfeited (a) all unvested restricted shares, (b) all options to purchase Common Shares granted for his service on our Board of Directors and (c) all options to purchase Common Shares granted as executive compensation. Accordingly, this figure is based on Mr. Mulhern’s ownership on the date of his resignation and includes 33,334 restricted shares that vested on April 1, 2014. Also includes 9,220 Common Shares issued to Mr. Mulhern under the Amended and Restated 2007 Director Plan (the “Director Plan”) in lieu of cash compensation for his service on our Board of Directors and committees.
(6)	Includes (a) 13,627 Common Shares held in a 401(k) account, (b) restricted shares issued on November 21, 2011 that vest over three years, of which 36,391 are vested, 16,697 vest on November 21, 2015 and 16,697 vest on November 21, 2016, (c) restricted shares issued on December 13, 2012 that vest over three years, of which 7,423 are vested, and 5,333 vest on December 13, 2015, (d) 35,600 restricted shares issued on August 13, 2013 that vest in accordance with the Performance-Based Vesting Conditions, (e) 39,063 restricted shares issued on July 1, 2014 that vest over three years with one-third vesting on July 1, 2015, one-third vesting on July 1, 2016 and one-third vesting on July 1, 2017, (f) 50,000 restricted shares issued on May 14, 2015 that vest over three years with one-third vesting on May 14, 2016, one-third vesting on May 14, 2017 and one-third vesting on May 14, 2018, (g) 255,000 restricted shares issued on July 1, 2015 that vest over three years with one-third vesting on July 1, 2016, one-third vesting on July 1, 2017 and one-third vesting on July 1, 2018 and (h) the vested portion of (i) an option to purchase 18,500 Common Shares granted on May 1, 2007, all of which have vested, (ii) an option to purchase 13,900 Common Shares granted on December 4, 2007, all of which have vested, (iii) an option to purchase 23,500 Common Shares granted on December 11, 2008, all of which have vested, (iv) an option to purchase 40,000 Common Shares granted on December 1, 2009, all of which have vested, (v) an option to purchase 30,700 Common Shares granted on December 7, 2010, all of which have vested, and (vi) an option to purchase 74,800 Common Shares granted on August 13, 2013, of which 56,100 have vested. Excludes 39,063 performance-based RSUs issued on July 1, 2014.
(7)

Includes the right to acquire 190,097 Common Shares granted pursuant to the Director Plan as deferred compensation in lieu of cash for service on our Board of Directors and committees. These shares will vest immediately and are to be settled in our Common Shares upon the earlier to occur of (a) as soon as administratively feasible after the date on which Mr. Benjamin incurs a “Termination of Service” under the Director Plan and (b) a “Change in Control” under the Director Plan. Also includes (x) 5,000 restricted shares granted on October 30, 2014 that vest in full on October 30, 2015, subject to certain conditions set forth in the Director Plan, and (y) the vested portion of (i) an option to purchase 50,000 Common Shares granted on October 5, 2005, all of which have vested, (ii) an option to purchase 15,000 Common Shares granted on December 1, 2009, all of which have vested, (iii) an option to purchase 5,000 Common Shares granted on November 5, 2010, all of which have vested, (iv) an option to purchase 5,000 Common Shares granted on November 4, 2011, all of which have vested, (v) an option to purchase 5,000 Common Shares granted on November 1, 2012, of which 3,750 have vested and (vi) an option to purchase 5,000 Common Shares granted on November 1, 2013, of which 2,500 have vested. The restricted shares and options described in the preceding sentence were granted in connection with Mr. Benjamin’s appointment to and service on our Board of Directors.
(8)	Consists of (a) 5,000 restricted shares granted on October 30, 2014 that vest in full on October 30, 2015, subject to certain conditions set forth in the Director Plan, and (b) the vested portion of (i) an option to purchase 50,000 Common Shares granted to Mr. Ford, a Managing Director of Oaktree, upon becoming one of our directors in December 2007, all of which have vested, (ii) an option to purchase 15,000 Common Shares granted on December 1, 2009, all of which have vested, (iii) an option to purchase 5,000 Common Shares granted on November 5, 2010, all of which have vested (iv) an option to purchase 5,000 Common Shares granted on November 4, 2011, all of which have vested, (v) an option to purchase 5,000 Common Shares granted on November 1, 2012, of which 3,750 have vested and (vi) an option to purchase 5,000 Common Shares issued to Mr. Ford on November 1, 2013, of which 2,500 have vested. The restricted shares and options described in the preceding sentence were granted in connection with Mr. Ford’s appointment to and service on our Board of Directors, and are held directly by Mr. Ford for the benefit of Oaktree. Pursuant to the policies of Oaktree, Mr. Ford must hold these stock options and restricted shares on behalf of and for the sole benefit of Oaktree and has assigned all economic, pecuniary and voting rights to Oaktree. Mr. Ford disclaims beneficial ownership of these securities, except to the extent of any indirect pecuniary interest therein. Amounts reported for Mr. Ford include the options described above but do not include the Common Shares referred to in note 2 to the beneficial ownership table for “Holders of more than 5%” above, with respect to which Mr. Ford disclaims beneficial ownership, except to the extent of any indirect pecuniary interest therein.
(9)	Consists of (a) 5,000 restricted shares granted on October 30, 2014 that vest in full on October 30, 2015, subject to certain conditions set forth in the Director Plan, and (b) the vested portion of an option to purchase 5,000 Common Shares granted on November 1, 2013, of which 2,500 have vested. The restricted shares and options described in the preceding sentence were granted in connection with Mr. Mitchell’s service on our Board of Directors. Mr. Mitchell serves as a managing director and a member of the investment committee of Hamblin Watsa, which manages the investment portfolios of Fairfax Financial. Amounts reported do not include the Common Shares held by Fairfax Financial. Mr. Mitchell expressly disclaims beneficial ownership of our Common Shares that are held by Fairfax Financial.
(10)	Consists of (a) 5,000 restricted shares granted on October 30, 2014 that vest in full on October 30, 2015, subject to certain conditions set forth in the Director Plan, and (b) the vested portion of (i) an option to purchase 5,000 Common Shares granted on November 1, 2012, of which 3,750 have vested and (ii) an option to purchase 5,000 Common Shares granted on November 1, 2013, of which 2,500 have vested. The restricted shares and options described in the preceding sentence were granted in connection with Mr. Ross’ service on our Board of Directors. Amounts reported for Mr. Ross do not include the Common Shares referred to in note 1 to the beneficial ownership table for “Holders of more than 5%” above, with respect to which Mr. Ross disclaims beneficial ownership, except to the extent of any indirect pecuniary interest therein.
(11)	Includes (a) 5,000 restricted shares granted on October 30, 2014 that vest in full on October 30, 2015, subject to certain conditions set forth in the Director Plan, and (b) the vested portion of (i) an option to purchase 50,000 Common Shares granted on March 30, 2007, all of which have vested, (ii) an option to purchase 15,000 Common Shares granted on December 1, 2009, all of which have vested, (iii) an option to purchase 5,000 Common Shares granted on November 5, 2010, all of which have vested, (iv) an option to purchase 5,000 Common Shares granted on November 4, 2011, all of which have vested, (v) an option to purchase 5,000 Common Shares granted on November 1, 2012, of which 3,750 have vested and (vi) an option to purchase 5,000 Common Shares granted on November 1, 2013, of which 2,500 have vested. The restricted shares and options described in the preceding sentence were granted in connection with Mr. Serota’s appointment to and service on our Board of Directors. Pursuant to an arrangement between Ares and Mr. Serota, Mr. Serota has assigned all economic, pecuniary and voting rights with respect to the stock options that vested on or before December 31, 2013 to Ares while the unvested portion of such stock options as well as restricted shares granted after December 31, 2013, were not assigned to Ares and are owned solely by Mr. Serota. Mr. Serota expressly disclaims beneficial ownership of the stock options he holds for the benefit of Ares.
(12)

Includes the right to acquire 5,404 Common Shares granted pursuant to the Director Plan as deferred compensation in lieu of cash for Mr. Stillwell’s service on our Board of Directors and committees. These shares vested immediately and are to be settled in our Common Shares upon the earlier to occur of (a) as soon as administratively feasible after the date on which

Mr. Stillwell incurs a “Termination of Service” under the Director Plan and (b) a “Change in Control” under the Director Plan. Also includes (x) 10,000 shares held by Mr. Stillwell’s spouse, (y) 5,000 restricted shares granted on October 30, 2014 that vest in full on October 30, 2015, subject to certain conditions set forth in the Director Plan, and (z) the vested portion of (i) an option to purchase 50,000 Common Shares granted on October 5, 2005, all of which have vested, (ii) an option to purchase 15,000 Common Shares granted on December 1, 2009, all of which have vested, (iii) an option to purchase 5,000 Common Shares granted on November 5, 2010, all of which have vested, (iv) an option to purchase 5,000 Common Shares granted on November 4, 2011, all of which have vested, (v) an option to purchase 5,000 Common Shares granted on November 1, 2012, of which 3,750 have vested and (vi) an option to purchase 5,000 Common Shares granted on November 1, 2013, of which 2,500 have vested. The restricted shares and options described in clauses (y) and (z) were granted in connection with Stillwell’s appointment to and service on our Board of Directors.
(13)	Includes 5,882,353 Common Shares that were issued to ESAS on September 8, 2015 in connection with the Services and Investment Agreement. ESAS’ address is 200 Crescent Court, Suite 200, Dallas, Texas 75201. Mr. Wilder is the Executive Chairman of Bluescape, the parent of ESAS, and may be deemed to have voting and dispositive power of the Common Shares held by ESAS. Mr. Wilder disclaims beneficial ownership of these Common Shares and this disclosure shall not be deemed an admission that Mr. Wilder is the beneficial owner of such Common Shares for purposes of Section 13(d) of the Exchange Act or any other purpose.
*	Less than 1%.

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Shareholder proposals to be included in the proxy statement for the next annual meeting must be received by the Company at its principal executive offices on or before December 10, 2015, or, if the Company holds its next annual meeting on a date that is more than 30 days from the anniversary of the 2015 annual meeting of shareholders, a reasonable time before the Company begins to print and send its proxy materials, for inclusion in the Company’s proxy statement relating to that meeting. Shareholders wishing to submit proposals to be presented directly at the 2016 annual meeting of shareholders instead of by inclusion in next year’s proxy statement must follow the submission criteria and deadlines set forth in our bylaws. To be timely in connection with the 2016 annual meeting, a shareholder proposal or nomination must be received by the Company at its principal executive offices not before January 15, 2016 or after February 13, 2016, except that if the date of the 2016 annual meeting is more than 30 days before or 60 days after the one year anniversary of the 2015 annual meeting, such proposal or nomination must be received on or before whichever of the following occurs later: (i) 70 calendar days before the 2016 annual meeting or (ii) the close of business on the 7th day following the earlier of the date on which notice of the 2016 annual meeting is first mailed or public announcement of the date of the 2016 annual meeting is first made.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with the requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including this proxy statement, are available over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the Public Reference Room of the SEC at 100 F. Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC at that address. Please call 1-800-SEC-0330 for further information on the operations of the Public Reference Room.

By Order of the Board of Directors,

William L. Boeing
Vice President, General Counsel and Secretary

Dallas, Texas

            , 2015

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR SHARES TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

ANNEX A

FORM OF REVERSE SHARE SPLIT CHARTER AMENDMENT

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

EXCO RESOURCES, INC.

EXCO Resources, Inc. (the “Corporation”), pursuant to the provisions of Sections 3.051, 3.052, 3.053, 3.054 and 21.364 of the Texas Business Organizations Code, as amended (the “TBOC”), hereby adopts this Certificate of Amendment to the Corporation’s Amended and Restated Certificate of Formation (this “Certificate of Amendment”):

ONE: The name of the Corporation is EXCO Resources, Inc. The Corporation is a Texas for-profit Corporation. The filing number issued to the Corporation by the Secretary of State is 12861900.

TWO: Article IV of the Amended and Restated Certificate of Formation of the Corporation is hereby deleted in its entirety, and the following new Article IV is substituted in its place:

“ARTICLE IV

CAPITALIZATION

The aggregate number of shares of capital stock that the Corporation will have authority to issue is                  shares, which shall consist of                  shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to any limitations prescribed by the TBOC, to establish one or more series of shares of Preferred Stock from time to time by adoption of a resolution or resolutions setting forth the designation of the series and fixing and determining the designations, preferences, limitations, and relative rights, including voting rights, of the shares of any such series to the same extent that such designations, preferences, limitations, and relative rights could be stated if fully set forth in this Certificate of Formation.

The Board of Directors of the Corporation may increase or decrease the number of shares within each established series of the Preferred Stock through the adoption of a resolution fixing and determining the new number of shares of each series in which the number of shares is increased or decreased; provided, however, that the Board of Directors of the Corporation may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. In case the number of shares of a series of Preferred Stock shall be so decreased, the shares by which the series is decreased shall resume the status of authorized but unissued shares of the class of shares from which the series was established.

Effective at          p.m., Central Time, on             , 201     (the “Split Effective Time”), every                  shares of Common Stock issued and outstanding or held by the Corporation as treasury shares as of the Split Effective Time shall automatically, and without action on the part of the shareholders, convert and combine into one validly issued, fully paid and non-assessable share of Common Stock, without effecting a change to the par value per share of Common Stock (the “2015 Reverse Split”). In the case of a holder of shares not evenly divisible by         , in lieu of a fractional share of Common Stock, such holder shall receive an additional share of Common Stock. As of the Split Effective Time and thereafter, a certificate(s) representing shares of Common Stock prior to the 2015 Reverse Split is deemed to represent the number of post-2015 Reverse Split shares into which the pre-2015 Reverse Split shares were converted.”

THREE: The amendment made by this Certificate of Amendment has been effected in accordance with the provisions of the TBOC and the governing documents of the Corporation and has been approved in the manner required by the TBOC and the governing documents of the Corporation.

FOURTH: This Certificate of Amendment shall become effective when it is filed with the Secretary of State of the State of Texas.

[Signature Page to Follow]

IN WITNESS WHEREOF, and in accordance with Sections 3.051, 3.052, 3.053, 3.054 and 21.364 of the TBOC, the undersigned has executed this Certificate of Amendment as of             , 201    .

By:
William L. Boeing
Vice President, General Counsel and Secretary

Signature Page to

Certificate of Amendment to

Amended and Restated Certificate of Formation of

EXCO Resources, Inc.

ANNEX B

FORM OF OPPORTUNITY WAIVER LIMITATION CHARTER AMENDMENT

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

EXCO RESOURCES, INC.

EXCO Resources, Inc. (the “Corporation”), pursuant to the provisions of Sections 3.051, 3.052, 3.053, 3.054 and 21.364 of the Texas Business Organizations Code, as amended (the “TBOC”), hereby adopts this Certificate of Amendment to the Corporation’s Amended and Restated Certificate of Formation (this “Certificate of Amendment”):

ONE: The name of the Corporation is EXCO Resources, Inc. The Corporation is a Texas for-profit Corporation. The filing number issued to the Corporation by the Secretary of State is 12861900.

TWO: The first paragraph of Article XVIII of the Amended and Restated Certificate of Formation of the Corporation is hereby deleted in its entirety, and the following paragraph is substituted in its place:

“C. John Wilder, his respective affiliates who are not also employees of the Corporation and any investment funds or companies that he may now own or manage or may hereafter form or acquire (collectively, the “Specified Persons”) may own, currently or in the future, equity and other interests in other entities (existing and future) that participate in the energy business or industry (“Industry Companies”) and may enter into agreements from time to time with Industry Companies. The Specified Persons may also serve as employees, partners, officers, directors, members, managers, or principals of, or advisors to, Industry Companies and, at any given time, the Specified Persons may be in direct or indirect competition with the Corporation or its subsidiaries.”

THREE: The amendment made by this Certificate of Amendment has been effected in accordance with the provisions of the TBOC and the governing documents of the Corporation and has been approved in the manner required by the TBOC and the governing documents of the Corporation.

FOURTH: This Certificate of Amendment shall become effective when it is filed with the Secretary of State of the State of Texas.

[Signature Page to Follow]

B-1

IN WITNESS WHEREOF, and in accordance with Sections 3.051, 3.052, 3.053, 3.054 and 21.364 of the TBOC, the undersigned has executed this Certificate of Amendment as of             , 201    .

By:
William L. Boeing
Vice President, General Counsel and Secretary

Signature Page to

Certificate of Amendment to

Amended and Restated Certificate of Formation of

EXCO Resources, Inc.

B-2

PRELIMINARY COPY

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ¶ ¶ ¶ EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on             , 2015.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
PHONE – 1 (866) 894-0537 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

FORM OF PROXY	Please mark your votes like this	☒

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve an amendment to EXCO Resources, Inc.’s (the “Company’s”) Amended and Restated Certificate of Formation (the “Charter”), in substantially the form attached to the proxy statement as Annex A, to, at the discretion of the Company’s board of directors, (i) effect a reverse share split with respect to the Company’s issued and outstanding common shares, par value $0.001 per share (the “Common Shares”), including shares held by the Company as treasury shares, at a ratio of between 1-for-2 and 1-for-10, with the ratio within such range to be determined at the discretion of the Company’s board of directors, and (ii) effect a proportional reduction in the number of authorized Common Shares from 780.0 million Common Shares to between 390.0 million Common Shares and 78.0 million Common Shares.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve an amendment to the Company’s Charter, in substantially the form attached to the proxy statement as Annex B, to limit the waiver of the duty of directors to present corporate opportunities to the Company solely to C. John Wilder.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Proposal to approve any adjournments of the Company’s special meeting, if necessary or appropriate, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to adopt the foregoing proposals.	☐	☐	☐

The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.
COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date , 2015

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President.

PRELIMINARY COPY

Important notice regarding the availability of proxy materials for the

special meeting to be held on             , 2015:

Our official Notice of Special Meeting of Shareholders

and Proxy Statement are also available

at www.RRDEZProxy.com/2015/EXCO.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

FORM OF PROXY EXCO Resources, Inc. 12377 Merit Drive • Suite 1700 Dallas, Texas 75251 (214) 368-2084 • Fax (214) 368-2087

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William L. Boeing, W. Justin Clarke, Harold L. Hickey and Richard A. Burnett, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the common shares, par value $0.001 per share, of EXCO Resources, Inc. held of record by the undersigned on             , 2015 at the special meeting of shareholders to be held at a.m. local time on             , 2015 at the corporate office of EXCO Resources, Inc., 12377 Merit Drive, Dallas, Texas 75251 or any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3.

The Board of Directors recommends that the shareholders vote “FOR” Proposals 1, 2 and 3. Please review carefully the proxy statement delivered with this proxy.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the other side)